EX-99.B-77G

                             W&R TARGET FUNDS, INC.

SUB-ITEM 77G(a):    Defaults on senior securities


     W & R Target Funds, Inc. - Bond Portfolio

Reliance Group Holdings

$250,000  9.00% Senior Notes
due 11/15/00
CUSIP 759464AG5
This is a monetary default of interest as well as maturity
Default date is December 14, 2000.
Company filed for Chapter 11 bankruptcy protection June 12, 2001
Amount of default per $1,000 face amount is $ 1,045
Total amount of default is $ 261,250 (as of 12/31/01)

Federal Mogul Corporation

$500,000  7.75% Bonds
due 7/01/06
CUSIP 313657AL1
This is a monetary default
Default date is January 30, 2002
Company filed for Chapter 11 bankruptcy protection October 1, 2001 Amount of default per $1,000 face amount is $39
Total amount of default is $19,375 (as of 12/31/01)


     W & R Target Funds, Inc. - High Income Portfolio

Big V Supermarkets

$500,000 11.00% Senior Subordinated Notes due 2/15/04
CUSIP 089698AB0
Company filed for Chapter 11 bankruptcy protection November 22, 2000 This is a monetary default
Default date is March 16, 2001
Amount of default per $1,000 face amount is $96
Total amount of default is $ 48,125 (as of 12/31/01)